Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) dated as of August 14, 2006, by and among SoftBrands, Inc., a Delaware corporation (the “Company”), Capital Resource Partners IV, L.P., a Delaware limited partnership (“CRP”) and ABRY Mezzanine Partners IV, L.P., a Delaware limited partnership (“ABRY” and together with CRP, the “Investors”).

WHEREAS, pursuant to that certain Series C Convertible Preferred Stock and Warrant Purchase Agreement, dated as of August 17, 2005, by and among the Company and the Investors (the “Series C Purchase Agreement”), the Investors are the holders of (i) all of the outstanding shares of Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), of the Company and (ii) warrants to purchase an aggregate of 1,200,000 shares of common stock of the Company (the “Series C Warrants”);

WHEREAS, in connection with the execution of the Series C Purchase Agreement, the Company and the Investors entered into that certain Amended and Restated Investors’ Rights Agreement, dated as of August 17, 2005 (the “Agreement”) whereby the Company granted the Investors certain rights with respect to certain Equity Securities (as defined in the Series C Purchase Agreement) of the Company held by the Investors;

WHEREAS, in accordance with Section 4.2 of the Agreement, the Company and the Investors desire to amend the Agreement to facilitate the issuance and sale of the Company’s Series D Convertible Preferred Stock, par value $0.01 per share and warrants to purchase shares of Common Stock to the Investors pursuant to the Series D Convertible Preferred Stock and Warrant Purchase Agreement, dated as of the date hereof (the “Series D Purchase Agreement”);

WHEREAS, the Company and the Investors are effecting an exchange of the Series C Preferred Stock pursuant to that certain Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”), whereby the Investors will contribute, transfer, assign and deliver to the Company, and the Company will  accept and receive from the Investors, all right, title and interest in and to the Series C Preferred Stock in exchange for the issuance by the Company to each Investor of the same number of shares of Series C-1 Convertible Preferred Stock, par value $0.01 per share (the “Series C-1 Preferred Stock”); and

WHEREAS, the execution and delivery of this Amendment are conditions precedent to the transactions contemplated by the Series D Purchase Agreement.

NOW, THEREFORE, in consideration of the premises, as an inducement to the Investors to consummate the transactions contemplated by the Series D Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby covenants and agrees with the Investors as follows:

Section 1.1             Amendment to Agreement.  Subject to the terms and conditions of this Amendment,

(a)           Section 1.1 of the Agreement is hereby amended by deleting the defined terms “ABRY Registrable Securities,” “CRP Registrable Securities,” and “CRP Warrants” and replacing each such defined term as follows:

“ABRY Registrable Securities” means any shares of Common Stock issued or issuable to ABRY, including shares of Common Stock (i) issuable upon exercise of the Series C Warrants or upon conversion of the Series C Shares issued pursuant to the Purchase Agreement or the Series C-1 Shares issued pursuant to the Exchange Agreement and (ii) issuable upon exercise of the Series D Warrants or upon conversion of the Series D Shares issued pursuant to the Series D Purchase Agreement.

“CRP Registrable Securities” means the shares of Common Stock issuable (i) to CRP pursuant to the CRP Warrants, (ii) upon conversion of the Series B Shares issued to CRP pursuant to the CRP Purchase Agreement, (iii) upon conversion of the Series C Shares issued to CRP pursuant to the Purchase Agreement or upon conversion of the Series C-1 Shares issued to CRP pursuant to the Exchange Agreement and (iv) upon conversion of the Series D Shares issued to CRP pursuant to the Series D Purchase Agreement, if any.

“CRP Warrants” means those certain warrants to purchase shares of Common Stock issued to CRP pursuant to the CRP Purchase Agreement, the Purchase Agreement and the Series D Purchase Agreement, if any.

(b)           Section 1.1 of the Agreement is hereby further amended by adding the following defined terms:

“Series C-1 Shares” the Company’s Series C-1 Convertible Preferred Stock, par value $0.01 per share.

“Series D Purchase Agreement” means that certain Series D Convertible Preferred Stock and Warrant Purchase Agreement, dated as of August [10], 2006, by and among the Company, ABRY and CRP.

“Series D Shares” means the Company’s Series D Convertible Preferred Stock, par value $0.01 per share.

“Series D Warrants” means the warrants to purchase shares of the Company’s Common Stock issued pursuant to the Series D Purchase Agreement.

Section 1.2             No Other Amendments.  Except for the amendment expressly set forth and referred to in Section 1.1 hereof, the Agreement shall remain unchanged and in full force and effect.

Section 1.3             Binding Nature and Benefit.  This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

Section 1.4             Signatures.  Delivery of an executed signature page of this Amendment (which may be by electronic facsimile transmission) shall be effective as delivery of a manually executed counterpart hereof.

Section 1.5             GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

SOFTBRANDS, INC.

By:	/s/ GREGG A. WALDON
Name: Gregg A. Waldon
Title: CFO

CAPITAL RESOURCE PARTNERS IV, L.P.

By:	CRP Partners IV, L.L.C.
Its General Partner

By:	/s/ ALEXANDER MCGRATH
Name: Alexander McGrath
Title: Managing Member

ABRY MEZZANINE PARTNERS IV, L.P.

By:	ABRY MEZZANINE INVESTORS, L.P., Its General Partner

By:	ABRY MEZZANINE HOLDINGS LLC, Its General Partner

By:	/s/ JOHN HUNT
Name: John Hunt
Title: Partner

[Signature Page to Investor Rights Agreement]